Exhibit 23.2 Consent of Independent Registered Public Accounting Firm


McKenzie Bay International, Ltd.
Farmington Hills, Michigan

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated September 2, 2005, relating to the consolidated financial statements of McKenzie Bay International, Ltd which is contained in that Prospectus. We also consent to the reference to us under the caption "Experts" in the Prospectus.


/s/ BDO Seidman, LLP
----------------------
    BDO Seidman, LLP
Grand Rapids, Michigan
November 14, 2005